UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2017

NOVA LIFESTYLE, INC.
(Exact name of registrant as specified in its charter)

Nevada	011-36259	90-0746568
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6565 E. Washington Blvd., Commerce, CA	90040
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (323) 888-9999

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 29, 2017 (the “Grant Date”), the Compensation Committee of the Board of Directors (the “Board”) of Nova Lifestyle, Inc. (the “Company”) approved the following option grants to purchase shares of the Company’s common stock, par value $0.001 (the “Common Stock”), pursuant to the Company’s 2014 Omnibus Long-Term Incentive Plan: an option grant to Thanh H. Lam, the Chairperson, President and Chief Executive Officer of the Company, to purchase 100,000 shares of Common Stock; an option grant to Jeffery Chuang, Chief Financial Officer of the Company, to purchase 35,000 shares of Common Stock; and an option grant to Min Su, the Company’s Corporate Secretary and a member of the Board, to purchase 50,000 shares of Common Stock (collectively, the “Option Grants”).  One half of the shares subject to the Option Grants vested immediately, and the remaining one-half of the shares subject to the Option Grants will vest on the six-month anniversary of the Grant Date.  All of the Option Grants have an exercise price of $1.26 per share, cashless exercise rights and a term of 5 years from the Grant Date.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVA LIFESTYLE, INC.

Date: August 31, 2017	By:	/s/ Thanh H. Lam
Thanh H. Lam
	Its:	Chairperson, President and Chief Executive Officer